UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 25, 2006, Maxygen, Inc. issued a press release announcing its financial results for the three months ended March 31, 2006. A copy of the press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release discloses non-GAAP income (loss) from continuing operations. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As used herein and in the attached press release, “GAAP” refers to accounting principles generally accepted in the United States. To supplement Maxygen’s consolidated financial statements presented in accordance with GAAP, Maxygen uses the non-GAAP financial measure of non-GAAP income (loss) from continuing operations, which is adjusted from results based on GAAP. This non-GAAP financial measure is provided as a complement to results provided in accordance with GAAP because Maxygen believes this non-GAAP financial measure enhances the overall understanding of Maxygen’s current financial performance and provides useful comparative information to both management and investors due to Maxygen’s implementation of FAS 123(R). This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measure included in the attached press release has been reconciled to the nearest GAAP measure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated April 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: April 25, 2006	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President